SKF's acquisition of Kaydon Corporation Tom Johnstone, President and CEO September 5, 2013 Exhibit 99.2

© SKF Group Slide 1 Slide 1
Safe harbor statement
This presentation contains forward-looking statements made pursuant to the Safe Harbor provisions of the
United States Private Securities Litigation Reform Act of 1995 that are based on management's beliefs and assumptions. In some cases, you can identify forward looking statements by terms such as “may,” “will,”
“should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,”
“potential,” and similar expressions. Such statements, including statements relating to SKF’s expectations for the future performance of Kaydon Corporation, the future opportunities associated with the acquisition, and the success of the SKF integrating Kaydon into its business, are not considered historical facts and are considered forward-looking statements under the federal securities laws. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-
looking statements, which speak only as of the date hereof. Such risks and uncertainties include the possibility that SKF will not consummate a transaction with Kaydon, changes in economic, market and competitive conditions, changes in the regulatory environment and other government actions, fluctuations in exchange rates and other factors mentioned in SKF's latest annual report (available on www.skf.com)
under the Administration Report; "Important factors influencing the financial results", "Financial risks" and
"Sensitivity analysis", and in its full-year report under "Risks and uncertainties in the business." We undertake no obligation to revise or update publicly any forward-looking statement, except as required by law.

© SKF Group Slide 2 Slide 2 Kaydon is a leading manufacturer of bearings and other custom engineered products

© SKF Group Slide 3 Slide 3
Kaydon key facts and figures – 2012
• Headquarters in Ann Arbor, Michigan U.S.
• Established 1941
• Publicly listed on NYSE (ticker: KDN)
• USD 475 million in sales
• 2,187 employees
23% of total consolidated
sales
23% of total consolidated
sales
54% of total consolidated
sales
Friction control Specialty products Velocity control

© SKF Group Slide 4
Kaydon net sales – 2012
Industries
Geographies
Automation &
Robotics
Power
Generation
Commercial
Aerospace
Military
Aerospace
Military
Heavy
Equip.
Medical
Equip.
Petroleum
Processing
Other
Semicond.
North America
Europe
Asia
Other
Slide 4
3%
10%
6%
5%
5%
3%
13%
27%
18%
10%
24%
12%
2%
62%

KAYDON

ACE

FABREEKA
VIBRATION & SHOCK CONTROL

KAYDON

COOPER

HAHN
GASFEDERN

PURAFIL
FIRST IN CLEAN AIR

SKF

© SKF Group Slide 5 Slide 5
Kaydon – leading market position, strong brands,
attractive end markets
Friction control Velocity control Specialty products
Products
Brands
Primary
End
Markets
Bearing
Ring & Seal

© SKF Group Slide 6
Kaydon global manufacturing footprint
19 Manufacturing units
13 in the US, 1 in the UK, 1 in Mexico, 2 in China, 2 in Germany
Friction control products
Velocity control products
Specialty products

$500
$400
$300
$200
$100
$464
$460
$475
$228
2010
2011
2012
1H-2013

$150
$100
$50
$0
$120
$112
$104
$49
2010
2011
2012
1H-2013

$150
$100
$50
$0
$94
$55
$87
$43
2010
2011
2012
1H-2013

© SKF Group Slide 7 Slide 7
Kaydon has a solid financial track record
• Steady sales development
• Good margins
• Robust cash flow
1
Adjusted EBITDA is defined as net income plus (i) depreciation and amortization, (ii) interest expense, (iii) income tax expense, (iv) stock-based compensation
(v) recapitalization costs and (vi) other extraordinary or non-recurring costs as described in Kaydon’s historical earnings press releases.  Adjusted EBITDA is a
Non-GAAP measure and reconciliations to the GAAP measure are included in Kaydon’s historical earnings press releases.
Sales (USD millions)
Adjusted EBITDA (USD millions) Cash flow from operations (USD millions)
1

© SKF Group Slide 8 Slide 8 Strategic merits of Kaydon – why it’s a good fit

© SKF Group Slide 9
A strong addition to the SKF Group
• Kaydon is a leader in its product categories, such as split bearings, thin section bearings, and other highly engineered products
• Kaydon’s industry recognized brands and leading
technologies serve high value, global market segments
• Kaydon’s product offering is highly complementary with SKF's product portfolio and will enhance SKF's offering to its
customers and distributors worldwide
• Kaydon serves a number of segments that are less
represented in SKF's current customer base

© SKF Group Slide 10 Slide 10
The acquisition supports SKF becoming the
knowledge engineering company
• Expands SKF’s manufacturing footprint and supports SKF’s
growth strategy for North America
• Enables SKF to better serve customers in many key
industries globally with a more complete product portfolio
• Adds improved solutions and services through the
combination of Kaydon and SKF complementary technologies
• Enables distribution of Kaydon products through the SKF
distribution network worldwide
• Brings a highly professional and competent management and
workforce

© SKF Group Slide 11 Kaydon strengthens SKF’s technology platforms Seals Bearings and units Lubrication systems Mechatronics Services

© SKF Group Slide 12 Slide 12
Synergy potential
Expected sales synergies
• USD 50 million annually within 5 years
• Improved product offering to existing customers
• Increased sales through SKF distribution
Expected cost synergies
• USD 30 million per annum within 2-3 years
• Sourcing benefits
• Public company, listing and regulatory savings
• General corporate overhead savings

© SKF Group Slide 13 Slide 13 Transaction highlights

© SKF Group Slide 14 Slide 14
Transaction highlights
• Tender offer = USD 35.50 per Kaydon share in cash
- 22% premium to closing stock price on 4 September, 2013
- 21% premium to the 30-day volume weighted average price
• The transaction represents a multiple of 12.7 times Kaydon’s LTM Adjusted
EBITDA (USD 98 million as of 29 June, 2013) and will be accretive to SKF earnings in year one
• Transaction is valued at approximately USD 1.25 billion, including USD 95 million in net debt
• All cash tender offer for 100% of outstanding Kaydon shares will be made on 16 September, 2013
• Friendly transaction recommended by and approved by Kaydon’s Board of
Directors
• The tender offer is subject to customary terms and conditions, regulatory clearances, including the tender of at least a majority of the outstanding shares of Kaydon common stock. Upon completion of the tender offer, SKF will acquire all remaining shares through a short form merger.
• Closing expected in Q4, 2013

© SKF Group Slide 15
Acquisition financing
• Kaydon firm value is USD 1.25 billion at offered price
• The acquisition of Kaydon will be paid in cash through existing funds and credit lines
• SKF will arrange long term debt financing following closing of the deal
• Meets SKF’s financial criteria for acquisitions

© SKF Group Slide 16
Kaydon is a positive addition to the SKF Group
• Strengthens and complements existing product and
service portfolio
• Industry leading brands
• Provides complementary geographical coverage
• Strengthens SKF’s North American manufacturing
base
• Supports SKF’s growth strategy for North America
• Significant sales, distribution and cost synergies
• Financial performance supports SKF’s long-term
financial targets
• Good return for shareholders of both companies
• Strong management team
• Offers development and mobility opportunities for
SKF and Kaydon employees
Slide 16

© SKF Group Slide 17 Slide 17
Offer Not Commenced
The tender offer described in this communication (the "Offer") has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the capital stock of Kaydon
Corporation (“Kaydon") or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States
Securities and Exchange Commission (the "SEC"). The offer to purchase shares of
Kaydon stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. The tender offer statement will be filed with the SEC by Atlas Management, Inc. ("Atlas") a wholly owned subsidiary of AB SKF, and Dublin Acquisition Sub Inc., and Kaydon is
obligated to file a solicitation/recommendation statement with the SEC. INVESTORS
AND SECURITY HOLDERS ARE URGED TO READ THE TENDER OFFER
STATEMENT, AS IT MAY BE AMENDED FROM TIME TO TIME, WHEN IT
BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT
INFORMATION. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to
MACKENZIE PARTNERS INC. AT (212) 929-5500 or Toll Free at (800) 322-2885.